SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 6, 2007
MILESTONE SCIENTIFIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26284	13-3545623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07034
(Address of principal executive office) (Zip Code)
Registrant’s telephone number, including area code (973) 535-2717
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.
     On November 6, 2007, Milestone Scientific, Inc. (“Milestone”) entered into a Collaboration Agreement (the “Agreement”) with a global diversified healthcare company1 (the “Collaborator”) to conduct a feasibility study to evaluate the potential application of Milestone’s proprietary CompuFlo® Injection System for injecting medicaments.
     Under the terms of the Agreement, Milestone will provide, at no cost to the Collaborator, a mutually agreed to quantity of CompuFlo® Injection Systems and training on proper operation of the systems for use in the feasibility study. All other costs and expenses associated with the feasibility study will be the responsibility of the Collaborator.
     The Collaborator may terminate the Agreement at any time upon at least ten (10) days prior written notice to Milestone, provided that the Collaborator shall be responsible for any reasonable, non-cancelable costs and expenses incurred by Milestone or its approved subcontractors prior to the date of termination.

[1]	The name of the company is not provided pursuant to the confidentiality provisions in the Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.
By:	/s/ Leonard Osser
Leonard Osser
Chairman and Chief Executive Officer

Dated: November 13, 2007

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